COMPREHENSIVE CARE CORPORATION AND SUBSIDIARIES

Exhibit 23.2 – Consent of Eisner LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-108561, No. 333-44437 and No. 333-15929) of our report dated July 25, 2003, with respect to the consolidated financial statements of Comprehensive Care Corporation and subsidiaries included in this Annual Report (Form 10-K) for the year ended May 31, 2004.

/s/ Eisner LLP
New York, New York
August 20, 2004

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